Exhibit 10.33

                                SECOND AMENDMENT
                                     TO THE
                          SUPPLEMENTAL RETIREMENT PLAN
                                       OF
                         STANLEY FURNITURE COMPANY, INC.


         SECOND AMENDMENT, to the Supplemental Retirement Plan of Stanley Furniture Company, Inc. by Stanley Furniture Company, Inc. (the "Company"). The Company maintains the Supplemental Retirement Plan, effective as of January 1, 1990, and amended and restated as of January 1, 1993 (the "Plan").

         WHEREAS, the Company, pursuant to Section 7.01 of the Plan, now wishes to amend the Plan to provide that retired participants who return to service with the Company on less than a full-time basis will continue to receive benefit payments under the Plan;

         NOW, THEREFORE, the Plan is amended effective January 1, 2002, as follows:

         1. Section 2.03 of the Plan is amended in its entirety as follows:

         2.03 Restoration of Retired Participants to Service - Notwithstanding anything contained herein to the contrary, if a former Participant who has received or who is receiving a retirement benefit under this Article II again becomes an employee who is scheduled to work one thousand (1,000) Hours of Service or more during any Plan Year, any retirement benefit he is receiving shall cease upon his reemployment. On his subsequent retirement, the supplemental retirement benefit payable under this Article II shall be resumed at the same amount previously payable and he shall receive the Actuarial Equivalent value of the monthly supplemental retirement benefit payable during the suspension of benefits.

         2. In all respects not amended, the Plan is hereby ratified and confirmed.

         IN WITNESS WHEREOF, the Company has caused this Second Amendment to the Plan to be executed as of February 13, 2003.

                                                 STANLEY FURNITURE COMPANY, INC.



                                                 By:/s/Jeffrey R. Scheffer
                                                    ----------------------
                                                    Jeffrey R. Scheffer
                                                    President and Chief
                                                    Executive Officer